Exhibit 99.1

News from Xerox

For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox Announces Initial Settlement of Offers to Exchange Outstanding Notes

NORWALK, Conn., Mar. 17, 2017 – Xerox (NYSE: XRX) announced today the initial settlement of its offer to purchase $300 million in debt and exchange an additional $300 million of existing debt for new 4.070% senior notes due March 17, 2022 (the “new notes”).

In accordance with the terms of the company’s private offers (the “offers”) to exchange certain existing notes listed in the table below, Xerox delivered today an aggregate principal amount of $300 million of new notes and paid an aggregate of approximately $322 million cash consideration. This settlement is for the existing notes accepted for purchase and exchange, plus accrued and unpaid interest on those existing notes from the last interest payment date to, but not including, today, and cash in lieu of fractional portions of new notes. Existing notes accepted for tender were retired and cancelled. Existing notes not accepted for tender will be returned to their tendering eligible holders.

The table below shows the principal amount of each series of existing notes accepted for purchase and exchange at 2:00 p.m. ET on March 14, 2017 (the “early acceptance date”), and the principal amount of cash and new notes delivered today for each series of existing notes accepted for purchase and exchange pursuant to the offers (not including accrued and unpaid interest on such existing notes or cash in lieu of fractional portions of new notes).

				Principal Amount Delivered
CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Principal Amount of Existing Notes Accepted for Exchange	New Notes	Cash Consideration
984121BW2	6.350% Senior Notes due 2018	$1,000,000,000	$259,999,000	$129,980,000	$143,444,048
984121CA9	5.625% Senior Notes due 2019	$650,000,000	$96,362,000	$48,161,000	$55,914,051
984121CG6	2.750% Senior Notes due 2019	$500,000,000	$94,016,000	$47,000,000	$47,780,812
984121CH4	2.800% Senior Notes due 2020	$400,000,000	$87,233,000	$43,600,000	$43,455,119
984121CM3	3.500% Senior Notes due 2020	$400,000,000	$37,802,000	$18,897,000	$19,621,128
984121CK7	2.750% Senior Notes due 2020	$400,000,000	$24,795,000	$12,362,000	$12,226,662

The terms and conditions of the offers are described in an offering memorandum dated February 28, 2017 (as it may be amended or supplemented from time to time, the “offering memorandum”) and the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the “letter of transmittal” and, together with the offering memorandum, the “offer documents”).

The offers will expire at 11:59 p.m. ET on March 27, 2017, unless extended. Xerox accepted for purchase and exchange existing notes validly tendered (and not validly withdrawn) at or prior to 5:00 p.m. ET, on March 13, 2017 (the “early participation date”), in accordance with the offers, at the early acceptance date. Xerox does not expect to accept for purchase and exchange any existing notes tendered after the early participation date.

This press release is not an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. Xerox has not registered the new notes or the offering thereof under the Securities Act of 1933, as amended, which Xerox refers to as the “Securities Act,” or any state or foreign securities laws. The new notes may not be offered or sold in the United States, unless they are registered (including pursuant to the registration rights agreement as defined in the offering memorandum) or pursuant to an exemption from registration under the Securities Act.

The offers will only be made, and the new notes are only being offered and will only be issued, to holders of existing notes (i) in the United States, that are “qualified institutional buyers”, as that term is defined in Rule 144A under the Securities Act (each such holder, a “QIB”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act and (ii) outside the United States, that are persons other than “U.S. persons”, as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act. Xerox refers to the holders of existing notes that have certified to Xerox that they are eligible to participate in the offers pursuant to at least one of the foregoing conditions as “eligible holders”. Only eligible holders are authorized to receive or review the offer documents or to participate in the offers.

Global Bondholder Services Corporation has been retained to serve as both the exchange agent and the information agent for the offers. Eligible holders may download the offer documents from Global Bondholder Services Corporation’s website at
http://gbsc-usa.com/eligibility/xerox or obtain from Global Bondholder Services Corporation, free of charge, by calling
(toll-free) +1-866-794-2200 or (collect) +1-212-430-3774.

In making an investment decision, eligible holders must rely on their own examination of Xerox and the terms of the offers, including the merits and risks involved. They should not construe anything in the offer documents as legal, business or tax advice. They should consult their own advisors as needed to make their investment decision and to determine whether they are legally permitted to participate in the offers under applicable laws and regulations. None of Xerox, the exchange agent, the information agent, the trustee or the dealer managers or any affiliate of any of them makes any recommendation as to whether eligible holders of the existing notes should exchange their existing notes for new notes pursuant to the offers. The offers are made only by the offering memorandum and related letter of transmittal. This press release is neither an offer to sell or purchase, nor a solicitation of an offer to sell or purchase, any existing notes or new notes in the offers. The offers are not being made to holders of existing notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the offers are required to be made by a licensed broker or dealer, the offers will be deemed to be made on behalf of Xerox by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Xerox

Xerox Corporation is an $11 billion technology leader that innovates the way the world communicates, connects and works. Our expertise is more important than ever as customers of all sizes look to improve productivity, maximize profitability and increase satisfaction. We do this for small and mid-size businesses, large enterprises, governments, graphic communications providers, and for our partners who serve them.

We understand what’s at the heart of work – and all of the forms it can take. We embrace the increasingly complex world of paper and digital. Office and mobile. Personal and social. Every day across the globe – in more than 160 countries – our technology, software and people successfully navigate those intersections. We automate, personalize, package, analyze and secure information to keep our customers moving at an accelerated pace. For more information visit www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing (BPO) business; and other factors that are set forth in the “Risk Factors” section, the “Legal

Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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